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                                                                   Exhibit 10.12

                              BANKERS TRUST COMPANY
                               130 LIBERTY STREET
                            NEW YORK, NEW YORK 10006

                                                                   June 10, 1999

Generac Portable Products, LLC
1 Generac Way
Jefferson, WI  53549

Attention: Gary J. Lato, Chief Financial Officer

Dear Gary:

                  Reference is made to a Credit Agreement (the "Credit Agreement") dated as of July 9, 1998, among Generac Portable Products, Inc., a Delaware corporation ("Holdings"), GPPW, Inc., a Wisconsin corporation ("WisCorp" and together with Holdings, the "Parent Guarantors"), Generac Portable Products, LLC, a Delaware limited liability company (the "Borrower"), the Banks party thereto from time to time, and Bankers Trust Company, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement. You have advised Bankers Trust Company ("BTCo") that Holdings intends to effect an initial public offering of its common stock and to use the cash proceeds from such offering together with proceeds from the Additional Senior Bank Financing (as defined below) to repay (via tender) the Senior Subordinated Notes (the "Senior Subordinated Notes Redemption").

                  In order to finance the Senior Subordinated Notes Redemption and to pay fees and expenses owing in connection with the transaction, it is presently contemplated that Holdings shall (x) obtain $40 million of additional senior secured bank financing (the "Additional Senior Bank Financing") and (y) receive gross proceeds of approximately $104 million from issuance of its common stock pursuant to an initial public offering (the "Initial Public Offering" and, together with the Additional Senior Bank Financing and the Senior Subordinated Notes Redemption, the "Transaction").

                  We understand that the Additional Senior Bank Financing shall be in the form of an increase to the Revolving Loan Commitment under the Credit Agreement, in an amount up to $10 million (such increase, the "Additional Revolving Loan Commitments"), and a new term loan facility for $30 million (the "Tranche C Term Loan Facility"). Based on our discussions to date, we propose that the Additional Senior Bank Financing be made available pursuant to an
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amendment to the Credit Agreement. A summary of certain terms and conditions of the Additional Senior Bank Financing is set forth on Exhibit A attached hereto (the "Term Sheet"). Please note that those matters that are not covered or made clear herein, in the Term Sheet or in the Fee Letter of even date herewith (the "Fee Letter") are subject to mutual agreement of the parties. The terms and conditions of this commitment may be modified only in writing signed by each of the parties hereto.

                  BTCo is pleased to confirm that (i) it is willing to provide, on, and subject to the terms and conditions set forth herein and in the Term Sheet, 100% of the Additional Senior Bank Financing and (ii) BTCo will continue to act as sole Administrative Agent under the Credit Agreement. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Additional Senior Bank Financing unless you and we shall so agree.

                  BTCo reserves the right, prior to or after execution of the definitive credit documentation for the Additional Senior Bank Financing, to syndicate all or part of its commitment hereunder to one or more financial institutions (collectively with BTCo, the "Banks") reasonably acceptable to the Borrower that will become party to such definitive credit documentation pursuant to a syndication to be managed by BTCo. BTCo will commence syndication promptly after your acceptance of this letter and you agree to assist BTCo actively in achieving a syndication that is satisfactory to BTCo and you. Such syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of Beacon, Holdings, WisCorp and the Borrower and the proposed syndicate members. To assist BTCo in its syndication efforts, you hereby agree (a) to provide and cause your advisors to provide BTCo and the other syndicate members upon request with all information deemed reasonably necessary by BTCo to complete syndication, including but not limited to information and evaluations prepared by Beacon, Holdings, WisCorp and the Borrower or the Borrower's advisors relating to the Transaction and the other transactions contemplated hereby, (b) to assist BTCo upon request in the preparation of an Information Memorandum to be used in connection with the syndication of the Additional Senior Bank Financing and (c) to make available the senior officers and representatives of Beacon, Holdings, WisCorp and the Borrower, in each case from time to time and to attend and make presentations regarding the business and prospects of Beacon, Holdings, WisCorp and the Borrower and their respective subsidiaries at a meeting or meetings of Banks or prospective Banks.

                  It is understood and agreed that, if BTCo deems such actions advisable in order to ensure successful syndications of the Additional Senior Bank Financing, BTCo shall be entitled (before the closing of the Additional Senior Bank Financing) to increase the applicable margin for the Tranche C Term Loans set forth in the Term Sheet by up to 1/2%.

                  BTCo's commitment hereunder also is subject to (a) its reasonable satisfaction that prior to and during the syndication of the Additional Senior Bank Financing there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of Parent Guarantors, the Borrower or their subsidiaries, (b) there not occurring or becoming known to BTCo any material adverse condition or material adverse change in or


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affecting the business, property, assets, nature of assets, liabilities, conditions (financial or otherwise) or prospects of Holdings, the Borrower or Holdings and its subsidiaries taken as a whole, (c) the absence after the date hereof of any material disruption of or a material adverse change in financial, banking or capital market conditions that, in the reasonable judgment of BTCo, could materially impair the syndication of the Additional Senior Bank Financing and (d) the other conditions set forth or referred to in the Term Sheet, including obtaining the requisite consents of the Required Banks under the Credit Agreement.

                  BTCo's commitment hereunder shall terminate on August 31, 1999 unless the Amendment Effective Date (as defined in the Term Sheet) has occurred on or before such date.

                  You hereby agree to pay all reasonable costs and expenses (including the reasonable fees and expenses of White & Case LLP as BTCo's counsel, the reasonable fees and expenses of third party consultants retained by BTCo and BTCo's reasonable out-of-pocket expenses) arising in connection with the preparation, execution and delivery of this letter and the definitive financing agreements (and our due diligence and syndication efforts in connection therewith), provided that, in each case, you receive reasonably detailed invoices regarding such costs and expenses). In addition, you agree to pay when and as due the fees described in the Fee Letter. You further agree to indemnify and hold harmless us and each of the Banks and each director, officer, employee, agent and affiliate thereof (each an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses to which any indemnified person may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Transaction or this letter or the extension of the Additional Senior Bank Financing contemplated by this letter, or in any way arise from any use or intended use of this letter or the proceeds of the Additional Senior Bank Financing, and you agree to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not any such indemnified person is a party to any action or proceeding out of which any such expenses arise), provided that you shall have no obligation hereunder to indemnify any indemnified person for any loss, claim, damage, liability or expense to the extent that same results from the gross negligence or willful misconduct of such indemnified person. This letter is furnished for your benefit only, and may not be relied upon by any other person or entity. Neither BTCo nor any other Bank shall be responsible or liable to you or any other person or entity for consequential damages which may be alleged as a result of this letter. It is understood and agreed by the parties hereto that, upon the execution and effectiveness of the definitive documentation with respect to the Additional Senior Bank Financing, the indemnification provisions contained above in this paragraph shall be superseded and replaced by the provisions contained in such definitive documentation.

                  This letter and the Term Sheet (collectively, the "Commitment Letter") are furnished for your benefit, and may not be relied upon by any other person or entity. You agree that this Commitment Letter is for your confidential use only and that neither its existence nor the terms hereof will be disclosed by you to any person other than your officers, directors, employees, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated hereby and on a confidential basis. Notwithstanding the fore-


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going, following your acceptance of the provisions hereof and your return of an executed counterpart of this Commitment Letter and the related Fee Letter to us as provided below, (i) you may make public disclosure of the existence and amount of the commitments hereunder and of the identity of BTCo, (ii) you may file a copy of this Commitment Letter (but not the Fee Letter) in any public record in which it is required by law to be filed and (iii) you may make such other public disclosure of the terms and conditions hereof as, and to the extent, you are required by law, in the opinion of your counsel, to make.

                  The provisions of the two immediately preceding paragraphs shall survive any termination of this letter.

                  BTCo reserves the right to employ the services of its affiliates (including BT Alex. Brown Incorporated ("BTAB")) in providing the services contemplated by this letter and to allocate, in whole or in part, to such affiliates (including, BTAB) certain fees payable to BTCo in such manner as BTCo and its affiliates may agree in their sole discretion. You acknowledge that BTCo may share with any of its affiliates (including BTAB) any information relating to the Transaction, Holdings and its subsidiaries and affiliates. BTCo agrees to treat, and cause any such affiliate to treat, all non-public information provided to it by Holdings and its subsidiaries, as confidential information in accordance with customary banking industry practices.

                  If you are in agreement with the foregoing, please sign and return to us the enclosed copy of this letter, together with an executed copy of the enclosed Fee Letter. This offer shall terminate at 5:00 P.M., New York time, on June 18, 1999 unless a signed copy of this letter and the enclosed Fee Letter have been delivered to us (including by way of telecopier) by such time. This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                   *  *  *  *


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THIS LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF NEW YORK, AND ANY RIGHT TO TRAIL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER AND/OR THE FEE LETTER IS HEREBY WAIVED. THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE
COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER AND/OR THE FEE LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.

                  If this letter is not accepted by you as provided in the second preceding paragraph, you are directed to immediately return this letter (and any copies hereof) to the undersigned.

                                                     Very truly yours,

                                                     BANKERS TRUST COMPANY


                                                     By: /s/ Victoria Page
                                                        ------------------------
                                                        Title: Managing Director

Agreed to and Accepted this
10th day of June, 1999


GENERAC PORTABLE PRODUCTS, LLC.


By: /s/ Gary J. Lato
   ------------------------------
   Title: Chief Financial Officer


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                                                                       EXHIBIT A

                       SUMMARY OF CERTAIN OF THE TERMS AND
              CONDITIONS OF THE ADDITIONAL SENIOR BANK FINANCING(1)

Administrative Agent:            Bankers Trust Company ("BTCo").

Lead Arranger:                   BTCo.

Banks: A syndicate of Banks reasonably acceptable to the Borrower arranged by BTCo (the "Banks").

Borrower:                        Generac Portable Products, LLC.

Amount: $40 million, allocated as a new $30 million term loan facility (the "Tranche C Term Loan Facility"), and a $10 million increase in the Revolving Loan Facility under the Credit Agreement (such increase, the "Additional Revolving Loan Commitments").

Use of Proceeds:                 A.         The loans under the Tranche C Term
                                            Loan Facility (the " Tranche C Term
                                            Loans") may only be incurred on one
                                            date occurring within 60 days of the
                                            date the conditions precedent set
                                            forth below under "Conditions
                                            Precedent" are satisfied (the
                                            "Amendment Effective Date") and the
                                            proceeds thereof shall be utilized
                                            solely to finance, in part, the
                                            Senior Subordinated Notes
                                            Redemption, and to pay the fees
                                            and expenses owing in connection
                                            with the Senior Subordinated
                                            Notes Redemption. The aggregate
                                            amount of the Tranche C Term
                                            Loans is limited to the amount
                                            paid for the Senior Subordinated
                                            Notes Redemption less the gross
                                            cash proceeds from the Initial
                                            Public Offering plus fees and
                                            expenses payable in connection
                                            with the Initial Public Offering
                                            and the Additional Senior Bank
                                            Financing.

                                 B.         The Additional Revolving Loan
                                            Commitments shall be utilized solely
                                            for working capital and general
                                            corporate purposes of the Borrower.

----------
(1) All capitalized terms used herein and not otherwise defined herein or in the Commitment Letter attached hereto shall have the meaning provided in the Credit Agreement.
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                                                                       Exhibit A
                                                                          Page 2


Maturity:                        The final maturity of the Tranche C Term Loans
                                 shall be June 30, 2006. The Tranche C Term
                                 Loans shall be amortized in quarterly
                                 installments to be determined.

Availability:                    A.         Tranche C Term Loans may only be
                                            incurred within 60 days of the
                                            Amendment Effective Date. No amount
                                            of Tranche C Term Loans once repaid
                                            may be reborrowed.

                                 B.         The Additional Revolving Loan
                                            Commitment shall be effective on the
                                            Amendment Effective Date and shall
                                            remain effective through the
                                            Revolving Loan Maturity Date.

Guaranties:                      The Additional Senior Bank Financing shall be
                                 unconditionally guaranteed on the same basis as all existing indebtedness under the Credit
                                 Agreement.

Security:                        The Additional Senior Bank Financing (and the
                                 guaranties thereof) shall be secured on a PARI
                                 PASSU basis by all collateral securing the existing indebtedness under the Credit
                                 Agreement.

Mandatory
Repayments:                      A.         Mandatory repayments of outstanding
                                            Tranche C Term Loans and reductions
                                            of the remaining scheduled
                                            amortization of the Tranche C Term
                                            Loans shall be required from excess
                                            cash flow, asset sales, issuances of
                                            equity, incurrence of debt and
                                            receipt of insurance proceeds all on
                                            the same basis as currently provided
                                            in the Credit Agreement for Term
                                            Loans, PROVIDED, that the proceeds
                                            from the Initial Public Offering
                                            which are utilized to fund the
                                            Senior Subordinated Notes Redemption
                                            and to pay fees and expenses in
                                            connection therewith within 60 days
                                            of the receipt thereof (or 90 days
                                            in the case of fees and expenses)
                                            shall not be required to be applied
                                            to the repayment of the Term Loans
                                            under the Credit Agreement.

                                 B.         The Additional Revolving Loan
                                            Commitment shall be subject to
                                            reductions in the same manner as the
                                            Revolving Loan Commitment under the
                                            Credit Agreement.
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                                                                       Exhibit A
                                                                          Page 3


Voluntary
Prepayments:                     A.         Voluntary prepayments of Tranche C
                                            Term Loans may be made at any time
                                            without premium or penalty on the
                                            same basis as currently provided in
                                            the Credit Agreement for Term Loans,
                                            PROVIDED, that any prepayment of
                                            Term Loans will be applied PRO RATA
                                            among each Tranche of the Term
                                            Loans.

                                 B.         Voluntary reductions of the
                                            Additional Revolving Loan Commitment
                                            shall be on the same basis as the
                                            Revolving Loan Commitment under the
                                            Credit Agreement.

Commitment Termination:          The commitments hereunder shall terminate on
                                 August 31, 1999 unless the Amendment Effective
                                 Date has occurred on or before such date.

Interest Rates:                  A.         The Tranche C Term Loans will bear
                                            interest at the same rates, on the
                                            same basis, and paid at the same
                                            times, as the Term Loans under the
                                            Credit Agreement, PROVIDED that the
                                            Applicable Margin for the Tranche C
                                            Term Loans maintained as (x) Base
                                            Rate Loans shall be 1.50% at all
                                            times and (y) Eurodollar Loans shall
                                            be 2.50% at all times (such margin
                                            shall not be adjusted pursuant to
                                            the pricing grid).

                                 B.         The loans under the Additional
                                            Revolving Loan Commitment shall bear
                                            interest at the same rates, on the
                                            same basis, and paid at the same
                                            times, as the Revolving Loan
                                            Commitment in the Credit Agreement.

                                 C.         In addition, for the period
                                            commencing on the Amendment
                                            Effective Date and ending on the
                                            three month anniversary thereof, the
                                            Applicable Margin (but not the
                                            Applicable Commitment Commission
                                            Percentage) for Loans under the
                                            Credit Agreement will not be less
                                            than Level 4.

Agent Fees:                      The Administrative Agent shall receive such
                                 fees as have been separately agreed upon with the Administrative Agent.

                                                                       Exhibit A
                                                                          Page 4

Assignments and
Participations:                  On the same basis as provided in the Credit
                                 Agreement.

Conditions
Precedent:                       In addition to conditions precedent typical for
                                 these types of facilities and any other
                                 conditions appropriate in the context of the proposed transaction, the following conditions shall apply:

                                 (i) The Administrative Agent shall have received for the account of each Bank making Tranche C Term Loans, the appropriate Tranche C Term Note, in the amount, maturity and otherwise provided in the Section
                                            1.05 of the Credit Agreement, and
                                            each such Bank with an Additional
                                            Revolving Loan Commitment shall
                                            receive a replacement Revolving Note
                                            reflecting the increase in its
                                            Revolving Loan Commitment.

                                 (ii) The Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses
                                            (including, without limitation,
                                            legal fees and expenses) payable to
                                            the Administrative Agent and the
                                            Banks to the extent then due.

                                 (iii) The Banks shall have received legal opinions from counsel, and covering matters, reasonably acceptable to the Administrative Agent.

                                 (iv) All actions shall be taken to ensure that the Security Documents and the Subsidiaries Guaranty secure and guarantee the Additional Senior Bank Financing.

                                 (v) All necessary governmental (domestic and foreign) and third party approvals and/or consents in
                                            connection with the Transaction
                                            shall have been obtained and remain
                                            in effect, and all applicable
                                            waiting periods shall have expired
                                            without any action being taken by
                                            any competent authority which
                                            restrains, prevents, or imposes
                                            materially adverse conditions upon,
                                            the consummation of the Transaction.
                                            Additionally, there shall not exist
                                            any judgment, order, injunction or
                                            other restraint prohibiting or
                                            imposing materially adverse
                                            conditions upon the Transaction.
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                                                                       Exhibit A
                                                                          Page 5


                                 (vi)       (a) The Initial Public Offering
                                            shall have been consummated in
                                            accordance with all applicable law,
                                            (b) the the gross cash proceeds
                                            thereof (before payment of fees,
                                            costs and expenses) shall be at
                                            least $104 million, (c) net cash
                                            proceeds thereof (after payment of
                                            fees, costs and expenses) shall have
                                            been contributed as a common equity
                                            contribution to DelCorp and WisCorp,
                                            (d) DelCorp and WisCorp shall have
                                            contributed such amount to the
                                            Borrower and (e) the Borrower shall
                                            have utilized the full amount
                                            received pursuant to clause (d) to
                                            redeem the Senior Subordinated Notes
                                            (and to pay related fees, costs and
                                            expenses).

                                 (vii) The Borrower shall have accepted for payment all Senior Subordinated Notes issued by it, in each case to the extent tendered and not withdrawn pursuant to an offer to purchase and consent solicitation, which shall be in form and substance satisfactory to BTCo (including, without limitation, the tender price) and shall be in accordance with all applicable law, and each of the conditions to such purchase as set forth in such offer to purchase either shall have been (i) satisfied or (ii) waived with the consent of the Administrative Agent (it being understood that in any event at least 80% of the aggregate outstanding principal amount of the Senior Subordinated Notes shall be purchased pursuant to such offer to purchase).

                                 (viii) In the event that 100% of the Senior Subordinated Notes shall not have been accepted for payment pursuant to the offer to purchase and consent solicitation referred to in clause
                                            (vii) above, amendments to the
                                            documentation for the Senior
                                            Subordinated Notes, satisfactory in
                                            form and substance to BTCo, shall
                                            have become effective.

                                 (ix)       There shall not exist or be
                                            continuing any Default or Event of
                                            Default under the Credit Agreement
                                            and all representations and
                                            warranties set forth in the Credit
                                            Agreement shall be true and correct
                                            in all material respects.

                                 (x)        The amendment to the Credit
                                            Agreement incorporating the
                                            provisions contemplated hereby

                                                                       Exhibit A
                                                                          Page 6


                                 and satisfactory in form and substance to BTCo shall have become effective in accordance with the terms of the Credit Agreement.

Representation and Warranties:   Substantially the same as the representations
                                 and warranties contained in the Credit
                                 Agreement, with appropriate changes thereto and any additional representations and warranties as are necessary in the context of the Transaction.

Covenants:                       Substantially the same as the covenants
                                 contained in the Credit Agreement, with
                                 appropriate changes thereto and any additional covenants as are necessary to permit the Senior
                                 Subordinated Notes Redemption, PROVIDED that
                                 Section 9.07(a) of the Credit Agreement shall be amended to permit Capital Expenditures of $12.5 million during the fiscal year ending on December 31, 1999 and $10.0 million for each fiscal year thereafter.

Events of Default:               Substantially the same as the events of default
                                 contained in the Credit Agreement, with
                                 appropriate changes thereto and any additional events of default as are necessary in the context of the Transaction.